Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8 Nos. 333-152212, 333-167323, and 333-182412, and Form S-3 No. 333-152211) of ENB Financial Corp of our report dated March 28, 2013, relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-K of ENB Financial Corp for the year ended December 31, 2012.

Wexford, Pennsylvania

March 28, 2013

S.R. Snodgrass, A.C. *2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania 15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345

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